Exhibit 10.2

RENASANT BANK
DIRECTORS’ DEFERRED FEE PLAN
AMENDMENT
(Additional Rules Concerning Distributions)

WHEREAS, Renasant Bank, a financial institution with its principal place of business in Tupelo, Mississippi (the “Bank”), maintains the Renasant Bank Directors’ Deferred Fee Plan, which plan was most recently amended and restated effective as of January 1, 2007, and which plan has been subsequently amended (the “Plan”);

WHEREAS, the Plan is generally intended to constitute a plan of deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and to be interpreted and construed in accordance with such section;

WHEREAS, the Board of Directors of the Bank now desires to amend the Plan to provide for certain distributions in the form of installment payments and to make certain other modifications thereto;

NOW, THEREFORE, the Plan shall be amended to include the following Supplement No. 1, “Additional Rules Concerning Distributions,” to be effective as of January 1, 2017.

“Supplement No. 1
Additional Rules Concerning Distributions

1.    General:

1.1    Purpose and Construction: This Supplement No. 1 (the ‘Supplement’) is intended to set forth supplemental rules and elections concerning distributions from the Plan and to be effective as of January 1, 2017 (the ‘Effective Date’). To the extent that the terms of the Plan conflict with the terms of this Supplement, the terms of this Supplement shall control. Capitalized terms used herein, to the extent not defined in this Supplement, shall have the meanings ascribed to them in the Plan. Except as provided herein, the terms of the Plan are otherwise hereby ratified and confirmed.

1.2    Application: Notwithstanding anything herein to the contrary, the terms of this Supplement shall not apply to those Capital Accounts established and maintained under that certain Transition Amendment dated as of July 1, 2007, which Accounts shall be administered in accordance with the terms of such amendment.

1.3    Status. The Accounts described herein are subject to the provisions of Code Section 409A, and such Accounts shall be administered in accordance with such section, except Retirement Accounts A and B (as more fully defined below), which Accounts are intended to be ‘grandfathered’ within the meaning of IRS Notice 2005-1.

2.    Maintenance of Accounts: Notwithstanding any provision of the Plan to the contrary, a maximum of four Accounts shall be maintained for each Participant herein:

a.	An Account credited with Deferrals made on or before December 31, 1988, including earnings on such amounts (‘Retirement Account A’);

b.	An Account credited with Deferrals made between January 1, 1989, and December 31, 2004, including earnings on such amounts (‘Retirement Account B’);

c.	An Account credited with Deferrals made between January 1, 2005, and December 31, 2016, including earnings on such amounts (‘Retirement Account C’);

d.	An Account credited with Deferrals made on or after January 1, 2017, including earnings on such amounts (‘Retirement Account D’).

For avoidance of doubt: (a) earnings shall continue to be credited to Retirement Accounts A, B and C for periods on or after the Effective Date, but no additional Deferrals shall be credited thereto; (b) as used herein, the term ‘earnings’ shall refer to earnings, gain, loss or other items of income; and (c) once an amount is allocated to a Retirement Account hereunder, it cannot be transferred to another such account.

3.    Administration of and Distributions From Retirement Accounts A and B:

3.1    Distributions: Notwithstanding any provision of the Plan or this Supplement to the contrary, Retirement Accounts A and B shall be distributed at the time or times and in the manner determined under the terms of that certain Directors’ Deferred Fee Plan – A of The Peoples Bank & Trust Company, dated as of December 31, 1985, and that certain Directors’ Deferred Fee Plan – B of The Peoples Bank & Trust Company, dated as of January 1, 1989 (collectively, the ‘Predecessor Plans’).

3.2    Preretirement Death Benefit: Notwithstanding the provisions of paragraph 3.1 hereof to the contrary, if a Participant for whom Retirement Account A and/or B is maintained shall die while in service as a member of the Board of Directors, then in accordance with the terms of the Predecessor Plans:

a.
Payment of a preretirement benefit shall be made hereunder, provided such Participant has made Deferrals in an amount not less than the ‘Annual Deferral Amount’ specified on Annex 1 hereto during the period commencing as of January 1, 2005, and ending as of the date of his or her death and no such deferrals have been earmarked for in-service payment (for avoidance of doubt, Deferrals made on or after January 1, 2005, shall be credited to Retirement Accounts C or D, as the case may be).

b.
His or her Beneficiary or Beneficiaries shall receive a preretirement death benefit in an amount equal to the greater of: (i) the ‘Preretirement Benefit’ specified on Annex 1 hereto; or (ii) the amount credited to his or her Retirement Accounts A and B and SubAccount C-1 (as defined below) as of the date of his or her death. In the event a Participant’s Beneficiary or Beneficiaries shall receive the Preretirement Benefit specified on Annex 1 hereto, the amount then credited to such Participant’s Retirement Accounts A and B and SubAccount C-1 shall be forfeited to the Bank.

c.	The benefit payable hereunder shall be made in the form of 180 monthly payments commencing as of the first day of the month following the date of his or her death.

For each Participant who is eligible to receive a benefit hereunder, a ‘SubAccount C-1’ shall be established and credited with deferrals made between January 1, 2005 and December 31, 2006, including earnings thereon. In the event such Participant shall become entitled to the pre-retirement death benefit described herein, such subaccount shall be disposed of as provided in this paragraph 3.2. In all other respects, SubAccount C-1 shall form a part of Retirement Account C and shall be administered and distributed as provided in Section 4 hereof.

For avoidance of doubt, this paragraph 3.2 is not intended to modify the preretirement death benefit payable under the terms of the Predecessor Plans, but is intended to more fully set forth the rules and procedures applicable to the administration thereof.

4.    Distributions From Retirement Account C:

4.1    General Rules: The following rules shall apply to distributions from Retirement Account C:

a.
Disability: In the event a Participant shall Separate From Service as a member of the Board of Directors on account of his or her Disability, the balance of Retirement Account C shall be distributed in the form of a lump-sum as of the Payment Date that coincides with or immediately follows the date of such Disability (in accordance with provisions of Section 6.6 of the Plan).

b.
Death Before Retirement: In the event a Participant shall Separate From Service as a member of the Board of Directors on account of his or her death before Retirement or Disability, the balance of Retirement Account C (excluding SubAccount C-1 to the extent provided in paragraph 3.2 hereof) shall be distributed to his or her Beneficiary or Beneficiaries in the form timely elected by such Participant, either a lump-sum or not more than 15 annual installments, or if no such timely election has been made, in the form of a lump-sum (all in accordance with Section 6.7 of the Plan). Payment hereunder shall commence as of the Payment Date that coincides with or immediately follows the Participant’s date of death, unless a later commencement date is allowable under paragraph 6 hereof.

c.
Retirement: In the event a Participant shall Retire from service as a member of the Board of Directors, the balance of Retirement Account C shall be distributed in accordance with the payment election timely submitted by such Participant or, if no such timely election has been submitted, in the form of a lump-sum (all in accordance with provisions of Section 6.3 of the Plan). Payment hereunder shall be made or commence as of the Payment Date that coincides with or immediately follows the Participant’s Separation From Service. In the event such Participant shall thereafter die, his or her remaining installment payments, if any, shall continue to be paid to his or her Beneficiary or Beneficiaries after the date of his or her death.

d.
Other Separation: Unless a Modified Payment Election (as defined in paragraph 4.2 hereof) is then in effect, if a Participant Separates From Service as a member of the Board of Directors before his or her Retirement (other than on account of death or Disability), the balance of Retirement Account C shall be distributed in the form of a lump-sum on the Payment Date that coincides with or immediately follows such separation (in accordance with Section 6.5 of the Plan).

4.2    Modified Payment Elections: Each Participant may elect to receive the balance of his or her Retirement Account C in the form of not more than 15 annual installment payments (a ‘Modified Payment Election’), subject to the following:

a.
Such election shall apply, if at all, only in the event a Participant shall Separate From Service as a member of the Board of Directors before his or her Retirement (other than on account of death or Disability).

b.
With respect to a Modified Payment Election hereunder: (i) each such election shall be made and delivered to the Administrator not less than 12 months prior to such Participant’s Separation From Service; and (ii) payments thereunder shall commence on the Payment Date that is at least five years after such Participant’s Separation From Service.

c.
If a Participant dies while receiving installment payments under a Modified Payment Election, the remaining installment payments, if any, shall continue to be paid to his or her Beneficiary or Beneficiaries.

5.    Distributions From Retirement Account D:

5.1    General Distribution Rules: Notwithstanding any provision of the Plan to the contrary, the following rules shall apply to the distribution of Retirement Account D:

a.
Disability: In the event a Participant shall Separate From Service as a member of the Board of Directors on account of his or her Disability, Retirement Account D shall be distributed in the form of a lump-sum as of the Payment Date that coincides with or immediately follows the date of such Disability.

b.
Death Before Separation: In the event a Participant shall Separate From Service as a member of the Board of Directors on account of his or her death, the provisions of his or her Payment Election - D (as defined in paragraph 5.2 hereof) shall be given effect. If no Payment Election - D is then in effect, Retirement Account D shall be paid to his or her Beneficiary or Beneficiaries in the form of five annual installment payments. Payment hereunder shall be made or commence as of the Payment Date that coincides with or immediately follows such Participant’s date of death, unless a later commencement date is allowable under paragraph 6 hereof.

c.
Other Separation: In the event a Participant shall Separate From Service as a member of the Board of Directors for any other reason, including his or her Retirement, the balance of Retirement Account D shall be paid in the manner determined in accordance with his or her timely made Payment Election – D; if no such timely election is then in effect, his or her balance shall be paid in the form of a lump-sum. Payment hereunder shall be made or commence on the Payment Date that coincides with or immediately follows such Participant’s Separation From Service. If such Participant shall thereafter die, his or her remaining installments, if any, shall be paid to the Beneficiary or Beneficiaries designated by such Participant.

5.2    Payment Elections. Each Participant herein shall, prior to the Effective Date, enter into and deliver to the Administrator an election applicable to Retirement Account D, providing for payment in the form of a lump-sum or substantially equal annual installment payments over a period not in excess of 15 years (‘Payment Election - D’). Each Participant admitted to the Plan after the Effective Date shall make a Payment Election - D in respect of the distribution of Retirement Account D at the time set forth in the Plan (for avoidance of doubt, newly-elected or newly–appointed directors shall be entitled to make such election during the 30-day period following their election or appointment). If no Payment Election - D is timely made, a Participant’s Retirement Account D shall be distributed as provided in paragraph 5.1 hereof.

Any election made hereunder (including a deemed election to receive a lump-sum or five annual installments, as the case may be) may be modified, from time to time, in accordance with the rules and procedures applicable to Modified Payment Elections set forth in paragraph 4.2 hereof (without regard to subparagraph a thereof).

5.3    Payment Date. Notwithstanding any provision of the Plan to the contrary, the ‘Payment Date’ applicable to Retirement Account D shall be those dates specified in Section 1.17 of the Plan; provided that commencing as of the calendar year following the year in which the distribution of a Participant’s Retirement Account D begins and in each succeeding year, such date shall be January 1st. For avoidance of doubt, for years after the distribution of a Participant’s

Retirement Account D begins, nothing contained herein shall require the Administrator to make payment other than on May 15th or November 15th, as the case may be, unless the Administrator shall determine, in its discretion, that is it administratively feasible to do so.

6.    Payments on Account of the Death of a Participant. Notwithstanding any provision of the Plan to the contrary, in the event a Participant shall die, any lump-sum made in respect of Retirement Accounts C or D shall be made no later than the last day of the calendar year following the year in which the Participant’s date of death shall occur (or at any time prior to such date). In the event payment from Retirement Accounts C or D is to be made in the form of installments, the first such installment shall be made no later than the last day of the calendar year following the year in which the Participant’s date of death shall occur (or at any time prior to such date), and the second and succeeding installments shall be made at the time or times otherwise determined hereunder. A Beneficiary or the Beneficiaries may, subject to the limitations set forth herein, designate the date on which payment is made or payments commence; if no such designation is made, the Administrator may make such designation.”

THIS AMENDMENT, providing for the adoption of Supplement No. 1 to the Directors’ Deferred Fee Plan, was ratified by the Board of Directors of Renasant Bank on December 20, 2016, is dated as of December 22, 2016, and is to be effective as provided herein.

RENASANT BANK:

By:	/s/ Hollis Ray Smith
Hollis Ray Smith

Attachment: Annex 1

RENASANT BANK
DIRECTORS’ DEFERRED FEE PLAN
SUPPLEMENT NO. 1
ANNEX 1

The terms of this Annex 1 are hereby incorporated in paragraph 3.2 of Supplement No. 1 to the Directors’ Deferred Fee Plan.

Eligible Participant	Annual Deferral Amount	Preretirement Benefit
Booth, II, George	$10,200	$1,482,465
Brooks, Frank	6,600	692,670
Creekmore, John	10,200	1,343,119
Dickerson, Marshall	6,600	595,485
Heyer, Jr., Richard	7,800	967,380